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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported):    August 9, 2001
                                                    ----------------------


                               Celsion Corporation
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               (Exact Name of Registrant as Specified in Charter)

             Delaware                              000-14242                           52-1256615
-----------------------------------    ---------------------------------    ---------------------------------
   (State or Other Jurisdiction                   (Commission                        (IRS Employer
        of Incorporation)                        File Number)                     Identification No.)



10220-I Old Columbia Road, Columbia, Maryland                        21046-1705
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(Address of principal executive office)                               (Zip Code)


Registrant's telephone number, including area code: (410) 290-5390
                                                    ----------------------------

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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5. OTHER EVENTS

Background

        On April 27, 2000, the Registrant commenced an action in the United States District Court for the District of Maryland (the "Maryland Federal Court") against Warren C. Stearns, a former director of the Registrant, Mr. Stearn's management company, SMC, and a number of affiliates, family members and colleagues of Mr. Stearns (collectively, the "Original Defendants"), who held warrants for the purchase of approximately 4.1 million shares of the Registrant's Common Stock (the "Common Stock"). The Registrant reviewed with counsel the circumstances surrounding the issuance of these warrants and the services that were performed or purported to be performed by Mr. Stearns and SMC, and concluded that the warrants should be rescinded for a violation of
Section 15 of the Securities and Exchange Act of 1934 ("Count I"). Moreover, the Registrant believes that the right of the holders to exercise these warrants was released.

        On January 18, 2001, the Maryland Federal Court transferred the case to the United States District Court for the Northern District of Illinois, in Chicago (the "Chicago Federal Court"). On July 17, 2001, the Registrant filed a motion to amend its complaint to add a second count, alleging that Mr. Stearns, on behalf of himself and the other Original Defendants, had executed a Mutual Release which released any right the Original Defendants had to exercise the warrants ("Count II"). That motion was granted on July 19, 2001.

Recent Developments

        On August 9, 2001, the Original Defendants filed a counterclaim (the "Counterclaim") against the Registrant, certain officers and directors of the Registrant, and an attorney and law firm that previously had represented the Registrant (the "Third-Party Defendants"). The Counterclaim is grounded in the Registrant's failure to issue the Common Stock. The Original Defendants allege:
(i) that the Registrant's failure to issue the Common Stock was a breach of the warrants that were issued to the Original Defendants; (ii) that the filing of the Complaint was a breach of the Mutual Release signed by the Registrant; (iii) that the Third-Party Defendants intentionally interfered with the Registrant's contractual relations pursuant to the warrants; (iv) conversion of the Common Stock against the Registrant and Third-Party Defendants; (v) civil conspiracy among the Registrant and the Third-Party Defendants in failing to issue the Common Stock; and (vi) fraudulent misrepresentation against the Registrant and the Third-Party Defendants stemming from alleged representations that the Common Stock would be issued to the Original Defendants. On September 10, 2001, the Chicago Federal Court dismissed, with prejudice, Count I of the Complaint, finding that it was barred by a three-year statute of repose. Count II of the Complaint was not, however, dismissed by the Chicago Federal Court and the Registrant's response to the Counterclaim is not yet due.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              CELSION CORPORATION



Date:  October 1, 2001                        By: /s/ Anthony P. Deasey
                                                  ------------------------------
                                                  Anthony P. Deasey
                                                  Senior Vice President and
                                                  Chief Financial Officer




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